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                                                                    EXHIBIT 21.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 5, 1999, except for Note 16, as to which the date is April 29, 1999, relating to the financial statements of Convergent Communications, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Selected Financial Data" and "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP

Denver, Colorado
June 24, 1999